UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2012

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (DuPont Fabros Technology, Inc.) Maryland (DuPont Fabros Technology, L.P.)	001-33748	20-8718331 26-0559473
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2012, DuPont Fabros Technology, Inc. (the “Company”), as the sole general partner of DuPont Fabros Technology, L.P., the Company’s majority-owned operating partnership (the “Partnership”), executed Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (the “Amendment”). The Amendment designated and authorized the issuance of up to an additional 2,990,000 of the Partnership’s 7.625% Series B Preferred Partnership Units, with a liquidation preference of $25.00 per Series B Preferred Partnership Unit (the “Series B Preferred Units”), to the Company. The Series B Preferred Units have economic terms that are substantially similar to the Company’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share, par value $0.001 per share) (the “Series B Preferred Stock”). As disclosed in the Company’s Current Report on Form 8-K filed on January 18, 2012, the Company entered into an underwriting agreement on January 13, 2012 with Barclays Capital Inc. and Raymond James & Associates, Inc., as representatives of the several underwriters listed on Schedule 1 attached thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 2,600,000 shares of Series B Preferred Stock in an underwritten public offering (the “Series B Preferred Stock Offering”) and pursuant to which the Company granted to the Underwriters a 30-day option to purchase up to an additional 390,000 shares of Series B Preferred Stock.

The additional Series B Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, senior to the common units of limited partnership interest of the Company, on parity with any other partnership units of the Partnership the terms of which place them on parity with the Series B Preferred Units and junior to all partnership units of the Partnership the terms of which specifically provide that such partnership units rank senior to the Series B Preferred Units.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the Series B Preferred Stock Offering on January 19, 2012, the Partnership issued to the Company 2,600,000 Series B Preferred Units, which have economic terms that are substantially similar to the Company’s Series B Preferred Stock, in exchange for the Company’s contribution of the net offering proceeds to the Partnership. If shares of Series B Preferred Stock are converted into shares of common stock of the Company, the Partnership will convert an equal number of Series B Preferred Units into units of common partnership interest in the Partnership. If shares of Series B Preferred Stock are converted into consideration other than shares of common stock of the Company, the Partnership will retire an equal number of Series B Preferred Units. The terms of conversion of the Series B Preferred Stock are described in the Articles Supplementary filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated March 8, 2011, and incorporated herein by reference. The issuance of the Series B Preferred Units by the Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation classifying and establishing an additional 2,990,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock. The Articles Supplementary became effective on January 19, 2012. A copy of the Articles Supplementary establishing the additional shares of Series B Preferred Stock is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of the Company and the Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to the Company only, the Partnership only or both the Company and the Partnership, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share

10.1	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

January 19, 2012	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

DUPONT FABROS TECHNOLOGY, L.P.
	By:	DuPont Fabros Technology, Inc., its sole general partner

January 19, 2012	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share

10.1	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.